Exhibit 99.1

Press Release

PRGX Global, Inc. Announces First Quarter 2019 Financial Results

Strong Revenue Growth, Maintains 2019 Annual Guidance

ATLANTA, April 30, 2019 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the first quarter ended March 31, 2019.

Quarterly Highlights

•	Revenue from continuing operations of $38.8 million, representing growth of 5.7% year-over-year (8.6% on a constant dollar basis)

•	Executive team additions of Kurt Abkemeier (CFO), Carol O’Kelley (Chief Marketing Officer), Jim Madden (SVP, Sales) and Tony Massanelli (SVP, Global Commercial Operations)

•	Adjusted EBITDA from continuing operations of $1.7 million, net loss from continuing operations of $4.2 million

•	Maintaining 2019 annual guidance of year-over-year revenue growth in the range of 8% to 10% and Adjusted EBITDA growth in the range of 14% to 18%

	For the Three Months Ended March 31,
Selected Financial Data (dollars in thousands)	2019	2018	% Change

Revenue
Recovery Audit Services - Americas	$27,373	$25,958	5.5%
Recovery Audit Services - Europe/Asia-Pacific	9,759	10,027	-2.7%
Adjacent Services	1,672	736	127.2%
Total	$38,804	$36,721	5.7%
Net loss from continuing operations	(4,241)	(2,328)	-82.2%

Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations	$1,733	$3,279	-47.1%

“We delivered strong revenue growth of 8.6% on a constant dollar basis with significant contributions from several large retail clients and healthy growth in our commercial business. We fully expect to maintain top-line momentum throughout 2019 as we continue to convert new contracts into revenue, acquire new clients and expand the scope of services at existing clients,” said Ron Stewart, president and chief executive officer.

“As promised, we have also made significant progress migrating data into our transformational, next generation data processing platform. At the same time, we continue to make investments in our technology development, global marketing and go-to-market teams to ensure they are ready to leverage this powerful data engine to drive increased revenue and profitability,” continued Stewart.

“Looking ahead, our new business pipeline remains strong and we are actively managing our costs, consistent with our strategy of being the lowest cost provider in the industry. Accordingly, we are maintaining 2019 annual guidance of year-over-year revenue growth in the range of 8% to 10% and Adjusted EBITDA growth in the range of 14% to 18%,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended March 31, 2019

Consolidated revenue from continuing operations for the first quarter of 2019 was $38.8 million, compared to $36.7 million for the same period in 2019, an increase of 5.7%. First quarter 2019 revenue from the Recovery Audit Services segments was $37.1 million compared to $36.0 million in the prior year, and from the Adjacent Services segment was $1.7 million compared to $0.7 million in 2018. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 8.6% in the first quarter of 2019 compared to the same period in the prior year.

Total cost of revenue from continuing operations for the first quarter of 2019 was $25.2 million, or 65.0% of revenue, compared to $24.8 million, or 67.5% of revenue, for the same period in the prior year, representing a 2.5% improvement as a percentage of revenue.

Selling, general and administrative expenses from continuing operations for the first quarter of 2019 were $13.9 million compared to $11.3 million in the prior year period.

Consolidated net loss from continuing operations for the first quarter of 2019 was $4.2 million, or $(0.19) per basic and diluted share, compared to net loss of $2.3 million, or $(0.10) per basic and diluted share, for the same period in 2018.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the first quarter of 2019 was $1.7 million, or 4.4 % of revenue, compared to Adjusted EBITDA of $3.3 million, or 8.9% of revenue, for the first quarter of 2018, a decrease of $1.6 million or 47.1%. This decline in Adjusted EBITDA was primarily driven by costs related to planned staffing in advance of revenue, in both Recovery Audit and Adjacent Services, the beginning of our sales and marketing initiatives, recruiting fees and changes in bad debt reserves.

Schedule 3 attached to this press release provides a reconciliation of net loss to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash used by operating activities for the first quarter of 2019 was $2.4 million, compared to $3.0 million in the first quarter of the prior year.

At March 31, 2019, the Company had unrestricted cash and cash equivalents of $12.3 million, and borrowings of $29.7 million against its $60.0 million revolving credit facility.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of March 31, 2019, the Company has repurchased 9.3 million shares. The Company repurchased approximately 0.2 million shares of its outstanding common stock for an aggregate cost of $2.2 million in the quarter ended March 31, 2019.

Adoption of New Lease Accounting Standard

On January 1, 2019, we adopted the new accounting standard amending the accounting for leases, which did not have a material impact on our first quarter operating results. Prior period amounts were not retrospectively adjusted. Under this new standard, leases we previously referred to as “operating leases” are now reflected on the balance sheet as “operating lease right-of-use assets” with a corresponding liability of “operating lease liabilities.”

First Quarter Earnings Call

As previously announced, management will hold a conference call later today at 5:00 PM (Eastern time) to discuss the Company’s first quarter 2019 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 8889896.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2019. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/en-us/downloads.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,500 employees, the Company serves clients in more than 30 countries and provides its services to 80% of the top 15 global retailers and over 25% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the anticipated benefits from the Company’s investments in technology, marketing and sales personnel, the strength of the Company’s new business pipeline, effectiveness of the Company’s cost management efforts, and the Company’s expectations regarding its 2019 financial performance. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue, net of refund liabilities	$38,804	$36,721
Operating expenses:
Cost of revenue	25,235	24,797
Selling, general and administrative expenses	13,917	11,264
Depreciation of property, equipment and software assets	2,203	1,223
Amortization of intangible assets	862	788

Total operating expenses	42,217	38,072

Operating loss from continuing operations	(3,413)	(1,351)

Foreign currency transaction losses (gains) on short-term intercompany balances	206	(220)
Interest expense, net	473	398
Other (income) loss	(19)	12

Loss from continuing operations before income taxes	(4,073)	(1,541)

Income tax expense	168	787

Net loss from continuing operations	$(4,241)	$(2,328)

Discontinued operations:
Loss from discontinued operations	(155)	(333)
Income tax expense	—	—

Net loss from discontinued operations	(155)	(333)
Net loss	$(4,396)	$(2,661)

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$12,187	$13,973
Restricted cash	99	46
Receivables:
Contract receivables, net	42,470	46,865
Employee advances and miscellaneous receivables, net	601	567

Total receivables	43,071	47,432
Prepaid expenses and other current assets	2,176	3,144

Total current assets	57,533	64,595
Property, equipment and software, net	22,504	22,028
Operating lease right-of-use assets	13,268	—
Goodwill	17,570	17,531
Intangible assets, net	14,137	14,945
Deferred income taxes	3,542	3,561
Other assets	1,480	2,169

Total assets	$130,034	$124,829

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,641	$7,515
Accrued payroll and related expenses	10,093	15,073
Current portion of operating lease liabilites	4,530	—
Refund liabilities	6,044	6,497
Deferred revenue	2,388	2,428
Current portion of long-term debt	48	48
Current portion of long-term incentive compensation liability	15	—
Current portion of business acquisition obligations	3,843	4,162

Total current liabilities	29,602	35,723
Long-term debt	29,661	21,553
Long-term operating lease liabilities	8,786	—
Refund liabilities	42	100
Deferred income taxes	666	666
Other long-term liabilities	47	458

Total liabilities	68,804	58,500

Shareholders’ equity:
Common stock	234	232
Additional paid-in capital	581,356	582,574
Accumulated deficit	(519,852)	(515,456)
Accumulated other comprehensive income	(508)	(1,021)

Total shareholders’ equity	61,230	66,329

Total liabilities and shareholders’ equity	$130,034	$124,829

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,
	2019	2018
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net loss	$(4,396)	$(2,661)
Income tax (benefit) expense	168	787
Interest expense, net	473	398

EBIT	(3,755)	(1,476)
Depreciation of property, equipment and software assets	2,203	1,224
Amortization of intangible assets	862	788

EBITDA	(690)	536
Foreign currency transaction losses (gains) on short-term intercompany balances	206	(220)
Transformation, severance, and other expenses	697	674
Other (income) loss	(19)	12
Stock-based compensation	1,384	1,945

Adjusted EBITDA	$1,578	$2,947

Adjusted EBITDA from continuing operations	$1,733	$3,279

Adjusted EBITDA from discontinued operations	$(155)	$(332)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(4,396)	$(2,661)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,065	2,011
Amortization of deferred loan costs	56	8
Deferred income taxes	—	169
Stock-based compensation expense	1,384	1,945
Foreign currency transaction losses (gains) on short-term intercompany balances	206	(220)
Long-term incentive compensation payout	—	(5,380)
Decrease in receivables	5,352	5,900
Decrease in accounts payable, accrued payroll and other accrued expenses	(7,986)	(5,705)
Other, primarily changes in assets and liabilities	(89)	964

Net cash used in operating activities	(2,408)	(2,969)

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(4,441)	(2,520)
Acquistion of businesses, net of cash acquired	—	19

Net cash used in investing activities	(4,441)	(2,501)

Cash flows from financing activities:
Net borrowings under line of credit	8,400	—
Payment of deferred loan costs	(347)	—
Repurchases of common stock	(2,228)	—
Other, net	(932)	1,172

Net cash provided by financing activities	4,893	1,172

Effect of exchange rates on cash and cash equivalents	170	423

Net change in cash and cash equivalents	(1,786)	(3,875)
Cash and cash equivalents at beginning of period	13,973	18,823

Cash and cash equivalents at end of period	$12,187	$14,948

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018	Change
Revenue, net of refund liabilities
Recovery Audit Services - Americas	$27,373	$25,958	$1,415
Recovery Audit Services - Europe/Asia-Pacific	9,759	10,027	(268)
Adjacent Services	1,672	736	936

Total	$38,804	$36,721	$2,083

Cost of revenue
Recovery Audit Services - Americas	$15,863	$16,151	$(288)
Recovery Audit Services - Europe/Asia-Pacific	6,726	7,085	(359)
Adjacent Services	2,646	1,561	1,085

Total	$25,235	$24,797	$438

Selling, general and administrative expenses
Recovery Audit Services - Americas	$3,379	$2,791	$588
Recovery Audit Services - Europe/Asia-Pacific	2,113	1,371	742
Adjacent Services	511	331	180
Corporate	7,914	6,771	1,143

Total	$13,917	$11,264	$2,653

Depreciation of property, equipment and software assets
Recovery Audit Services - Americas	$1,762	$897	$865
Recovery Audit Services - Europe/Asia-Pacific	162	142	20
Adjacent Services	279	184	95

Total	$2,203	$1,223	$980

Amortization of intangible assets
Recovery Audit Services - Americas	$438	$337	$101
Recovery Audit Services - Europe/Asia-Pacific	37	61	(24)
Adjacent Services	387	390	(3)

Total	$862	$788	$74

Operating income (loss)
Recovery Audit Services - Americas	$5,931	$5,782	$149
Recovery Audit Services - Europe/Asia-Pacific	721	1,368	(647)
Adjacent Services	(2,151)	(1,730)	(421)
Corporate	(7,914)	(6,771)	(1,143)

Total	$(3,413)	$(1,351)	$(2,062)

Adjusted EBITDA
Recovery Audit Services - Americas	$8,259	$7,079	$1,180
Recovery Audit Services - Europe/Asia-Pacific	1,043	2,114	(1,071)
Adjacent Services	(1,467)	(1,088)	(379)
Corporate	(6,102)	(4,826)	(1,276)

Total	$1,733	$3,279	$(1,546)

* The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents advisory services, spend analytics and supplier information management services.